Exhibit 99.1

First Foundation Announces 2015 Second Quarter Earnings

Earnings report illustrates another quarter of strong, consistent growth

Earnings per share achieve year over year increase of 119%

IRVINE, CA – July 23, 2015 – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, which collectively provide investment management, wealth planning, consulting, insurance, trust and banking services primarily to high net-worth individuals and businesses, today reported its financial results for the quarter ended June 30, 2015.

“Driven by the high demand for all of our solutions, First Foundation saw another quarter of strong growth,” said CEO Scott F. Kavanaugh. “The banking, wealth management, and trust divisions are all contributing to the success of the company in meaningful ways.  Our consistent results reflect a continued focus on serving the complex and evolving needs of our clients, while enhancing profitability and returns for our shareholders.”

Financial Highlights

•

Net income for the quarter ended June 30, 2015 was $2.9 million, or $0.35 per fully diluted share, as compared to $1.3 million, or $0.16 per fully diluted share for the quarter ended June 30, 2014, an increase of 119% in fully diluted earnings per share.

•

For the six months ended June 30, 2015, net income was $5.6 million, or $0.67 per fully diluted share, as compared to $2.7 million, or $0.34 per fully diluted share for the six months ended June 30, 2014, an increase of 104% in fully diluted earnings per share.

•	Income before taxes increased by 117%, or $2.8 million, and 98%, or $4.8 million, for the quarter and six months ended June 30, 2015, respectively as compared to the corresponding periods in 2014.
•

Total revenues, which consist of net interest income and noninterest income, increased by 22% and 20%, respectively, for the quarter and six months ended June 30, 2015 as compared to the corresponding periods in 2014.

•

Strong demand for our banking products and services occurred in the first six months of 2015 as evidenced by the growth of our loans which increased by $240 million in the first six months of 2015, equivalent to an annualized growth rate of 41%.

•	Tangible book value increased from $12.66 per share at December 31, 2014 to $13.62 per share at June 30, 2015.

In addition, First Foundation Bank completed the acquisition of Pacific Rim Bank and announced the hiring of David DePillo as its President during the second quarter of 2015.  The acquisition of Pacific Rim Bank was accretive to tangible book value.  First Foundation Bank also designated $113.3 million of its multifamily loans as held for sale for use in a structured loan sale and securitization it is currently working on with one of the federal agencies.

About First Foundation

First Foundation, a financial institution founded in 1990, provides integrated investment management, wealth planning, consulting, insurance, trust and banking services. The Company is headquartered in Irvine, California with offices in Newport Beach, Pasadena, West Los Angeles, San Diego, Palm Desert and the Imperial Valley in California, in Las Vegas, Nevada and in Honolulu, Hawaii. For more information, please visit our website at www.ff-inc.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."  The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control.  As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans.  Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the economic recovery in the United States will stall or will be adversely affected by domestic or international economic conditions and the risk that the Federal Reserve Board will continue to keep interest rates low, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; and the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; and the risk that the approvals required for our pending merger with Pacific Rim Bank will not be obtained, in which event the merger would have to be abandoned. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on March 16, 2015.  We urge readers of this news release to review the Risk Factors section of that Annual Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results.  Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today's date, or to make predictions based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2014 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

John Michel

Chief Financial Officer

First Foundation Inc.

949-202-4160

Email:  jmichel@ff-inc.com

FIRST FOUNDATION INC.

CONSOLIDATED BALANCE SHEETS - Unaudited

(in thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
ASSETS

Cash and cash equivalents	$172,844	$29,692
Securities available-for-sale (“AFS”)	144,250	138,270

Loans, net of deferred fees	1,405,918	1,166,392
Allowance for loan and lease losses (“ALLL”)	(10,800)	(10,150)
Net loans	1,395,118	1,156,242

Loans held for sale	113,325	-
Investment in FHLB stock	13,290	12,361
Deferred taxes	12,518	9,748
Premises and equipment, net	2,349	2,187
Real estate owned (“REO”)	4,492	334
Goodwill and intangibles	2,375	-
Other assets	8,704	6,590
Total Assets	$1,869,265	$1,355,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$1,266,318	$962,954
Borrowings	472,250	282,886
Accounts payable and other liabilities	8,695	10,088
Total Liabilities	1,747,263	1,255,928

Commitments and contingencies	-	-
Shareholders’ Equity
Common Stock, par value $.001: 20,000,000 shares authorized; 8,785,533 and 7,845,182 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	9	8
Additional paid-in-capital	95,854	78,204
Retained earnings	25,952	20,384
Accumulated other comprehensive income, net of tax	187	900
Total Shareholders’ Equity	122,002	99,496
Total Liabilities and Shareholders’ Equity	$1,869,265	$1,355,424

FIRST FOUNDATION INC.

CONSOLIDATED INCOME STATEMENTS - Unaudited

(in thousands, except share and per share amounts)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Interest income:
Loans	$13,362	$10,227	$25,463	$20,331
Securities	822	550	1,637	942
FHLB Stock, fed funds sold and deposits	809	154	1,051	333
Total interest income	14,993	10,931	28,151	21,606

Interest expense:
Deposits	1,115	838	2,038	1,642
Borrowings	454	277	818	398
Total interest expense	1,569	1,115	2,856	2,040

Net interest income	13,424	9,816	25,295	19,566

Provision for loan losses	753	-	903	235

Net interest income after provision for loan losses	12,671	9,816	24,392	19,331

Noninterest income:
Asset management, consulting and other fees	5,922	5,202	11,772	10,241
Other income	498	1,214	852	1,726
Total noninterest income	6,420	6,416	12,624	11,967

Noninterest expense:
Compensation and benefits	9,390	8,034	18,570	16,514
Occupancy and depreciation	1,968	1,804	3,925	3,632
Professional services and marketing costs	1,512	2,099	2,570	3,348
Other expenses	1,104	1,934	2,267	2,923
Total noninterest expense	13,974	13,871	27,332	26,417

Income before taxes on income	5,117	2,361	9,684	4,881
Taxes on income	2,175	1,094	4,116	2,152
Net income	$2,942	$1,267	$5,568	$2,729

Net income per share:
Basic	$0.36	$0.16	$0.70	$0.35
Diluted	$0.35	$0.16	$0.67	$0.34
Shares used in computation:
Basic	8,070,386	7,734,231	7,963,515	7,733,874
Diluted	8,425,029	8,145,097	8,318,227	8,141,641

FIRST FOUNDATION INC.

SELECTED FINANCIAL INFORMATION - Unaudited

(in thousands, except share and per share amounts)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Selected Income Statement Data:
Net interest income	$13,424	$9,816	$25,295	$19,566
Provision for loan losses	753	-	903	235
Noninterest Income:
Asset management, consulting and other fees	5,922	5,202	11,772	10,241
Other	498	1,214	852	1,726
Noninterest expense	13,974	13,871	27,332	26,417
Income before taxes	5,117	2,361	9,684	4,881
Net income	2,942	1,267	5,568	2,729
Net income per share:
Basic	$0.36	$0.16	$0.70	$0.35
Diluted	0.35	0.16	0.67	0.34

Selected Performance Ratios:
Return on average assets - annualized	0.74%	0.45%	0.74%	0.50%
Return on average equity - annualized	10.8%	5.6%	10.6%	6.1%
Net yield on interest-earning assets	3.46%	3.57%	3.47%	3.66%
Efficiency ratio (2)	70.4%	78.5%	72.1%	80.2%
Noninterest income as a % of total revenues	32.4%	39.5%	33.3%	38.0%

Other Information:
Loan originations	$249,968	$147,697	$412,639	$239,504
Charge-offs to average loans - annualized	0.08%	0.00%	0.04%	0.00%

	June 30, 2015	December 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$172,844	$29,692
Loans, net of deferred fees	1,405,918	1,166,392
Allowance for loan and lease losses (“ALLL”)	(10,800)	(10,150)
Total assets	1,869,265	1,355,424
Noninterest-bearing deposits	272,405	246,137
Interest-bearing deposits	993,913	716,817
Borrowings - FHLB Advances	443,000	263,000
Borrowings – term note	29,250	19,886
Shareholders’ equity	122,002	99,496

Selected Capital Data:
Tangible common equity to tangible assets(1)	6.41%	7.33%
Tangible book value per share(1)	$13.62	$12.66
Shares outstanding at end of period	8,785,533	7,845,182

Other Information:
Assets under management (end of period)	$3,380,999	$3,221,674
Number of employees	252	211
Loan to deposit ratio	119.1%	118.9%
Nonperforming assets to total assets	0.36%	0.11%
Ratio of ALLL to loans(3)	0.80%	0.87%

(1)

Tangible common equity, (also referred to as tangible book value) and tangible assets, are equal to common equity and assets, respectively, less $0.2 million of intangible assets as of June 30, 2015 and December 31, 2014.

(2)	The efficiency ratio is the ratio of noninterest expense to the sum of net interest income and noninterest income.
(3)	This ratio excludes loans acquired in an acquisition as GAAP requires estimated credit losses for acquired loans to be recorded as discounts to those loans.

FIRST FOUNDATION INC.

SEGMENT REPORTING - Unaudited

(in thousands)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Banking:
Interest income	$14,993	$10,931	$28,151	$21,606
Interest expense	1,273	888	2,320	1,739
Net interest income	13,720	10,043	25,831	19,867
Provision for loan losses	753	-	903	235
Noninterest income	1,384	1,887	2,662	2,929
Noninterest expense	8,566	7,615	16,485	14,557
Income before taxes on income	$5,785	$4,315	$11,105	$8,004

Wealth Management:
Noninterest income	$5,188	$4,662	$10,255	$9,287
Noninterest expense	4,550	4,383	9,265	9,225
Income before taxes on income	$638	$279	$990	$62

Other and Eliminations:
Interest income	$-	$-	$-	$-
Interest expense	296	227	536	301
Net interest income	(296)	(227)	(536)	(301)
Provision for loan losses	-	-	-	-
Noninterest income	(152)	(133)	(293)	(249)
Noninterest expense	858	1,873	1,582	2,635
Income before taxes on income	$(1,306)	$(2,233)	$(2,411)	$(3,185)

FIRST FOUNDATION INC.

ROLLING INCOME STATEMENTS - Unaudited

(in thousands)

	For the Quarter Ended
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015

Interest income:
Loans	$10,227	$11,404	$12,405	$12,101	$13,362
Securities	550	799	804	815	822
FHLB Stock, fed funds sold and deposits	154	181	199	242	809
Total interest income	10,931	12,384	13,408	13,158	14,993

Interest expense:
Deposits	838	953	991	923	1,115
Borrowings	277	284	316	364	454
Total interest expense	1,115	1,237	1,307	1,287	1,569
Net interest income	9,816	11,147	12,101	11,871	13,424

Provision for loan losses	-	-	-	150	753
Net interest income after provision for loan losses	9,816	11,147	12,101	11,721	12,671

Noninterest income:
Asset management, consulting and other fees	5,202	5,812	5,745	5,850	5,922
Other income	1,214	925	300	354	498
Total noninterest income	6,416	6,737	6,045	6,204	6,420

Noninterest expense:
Compensation and benefits	8,034	8,764	8,272	9,180	9,390
Occupancy and depreciation	1,804	1,867	1,826	1,957	1,968
Professional services and marketing costs	2,099	1,192	1,455	1,058	1,512
Other expenses	1,934	1,272	1,442	1,163	1,104
Total noninterest expense	13,871	13,095	12,995	13,358	13,974

Income before taxes on income	2,361	4,789	5,151	4,567	5,117
Taxes on income	1,094	2,130	2,145	1,941	2,175
Net income	$1,267	$2,659	3,006	2,626	$2,942

Net income per share:
Basic	$0.16	$0.34	$0.39	$0.33	$0.36
Diluted	$0.16	$0.32	$0.37	$0.32	$0.35
Shares used in computation:
Basic	7,734,231	7,735,350	7,744,940	7,855,457	8,070,386
Diluted	8,145,097	8,240,424	8,195,144	8,211,145	8,425,029

FIRST FOUNDATION INC.

SELECTED INFORMATION: INTEREST MARGIN - Unaudited

(in thousands)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Average Balances:
Loans	$1,365,711	$970,211	$1,284,291	$948,175
Securities	137,382	90,462	136,460	77,142
Deposits	1,103,150	846,594	1,045,455	831,809
Borrowings	362,544	177,622	334,381	164,674

Average Yield / Rate
Loans	3.92%	4.22%	3.97%	4.29%
Securities	2.39%	2.44%	2.40%	2.44%
Deposits	0.41%	0.40%	0.40%	0.40%
Borrowings	0.50%	0.62%	0.49%	0.49%

Net Interest Rate Spread	3.34%	3.42%	3.34%	3.52%

Net Yield on Interest-earning Assets	3.46%	3.57%	3.47%	3.66%